Exhibit 99.1

NEWS RELEASE

NUVASIVE REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

SAN DIEGO – Oct. 24, 2017 - NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, announced today financial results for the quarter ended September 30, 2017.

Third Quarter 2017 Highlights

•	Revenue increased 3.2% to $247.4 million, or 3.4% on a constant currency basis
•	GAAP operating profit margin of 12.4%; Non-GAAP operating profit margin of 17.6%, up 150 basis points from prior year
•	GAAP diluted earnings per share of $0.64; Non-GAAP diluted earnings per share up 30% from prior year to $0.52
•	Company updates full year 2017 guidance

“Our results for the third quarter reflect continued strength in our International business with 46% growth on a constant currency basis year over year, representing the fourth consecutive quarter with growth in excess of 20%,” said Gregory T. Lucier, NuVasive’s chairman and chief executive officer. “In the U.S., we are making significant inroads in the deformity market with our RELINE® posterior fixation system and have launched multiple spinal hardware technologies over the last quarter that continue to enhance our differentiated and procedurally-focused portfolio.”

Lucier continued, “Disruptions from the recent hurricanes in our U.S. and International business negatively affected third quarter total revenue results by approximately $5 million. Excluding the impact of the hurricanes and one less selling day, revenue growth would have been approximately 6%.”

A full reconciliation of GAAP to non-GAAP measures can be found in the tables of this news release.

Third Quarter 2017 Results

NuVasive reported third quarter 2017 total revenue of $247.4 million, a 3.2% increase compared to $239.6 million for the third quarter 2016. On a constant currency basis, third quarter 2017 total revenue increased 3.4% compared to the same period last year.

For the third quarter 2017, GAAP and non-GAAP gross profit was $181.8 million and $182.0 million, respectively, while both GAAP and non-GAAP gross margin was 73.5%. These results compared to GAAP and non-GAAP gross profit of $180.5 million and $182.9 million, respectively, and GAAP and non-GAAP gross margin of 75.3% and 76.3%, respectively, for the third quarter 2016. Total GAAP and non-GAAP operating expenses were $151.2 million and $138.5 million, respectively, for the third quarter of 2017. These results compared to GAAP and non-GAAP operating expenses of $159.3 million and $144.4 million, respectively, for the third quarter 2016.

NuVasive reported a GAAP net income of $33.6 million, or $0.64 per diluted share, for the third quarter 2017 compared to $3.9 million, or $0.07 per diluted share, for the third quarter 2016.

On a non-GAAP basis, the Company reported net income of $26.7 million, or $0.52 per diluted share, for the third quarter 2017 compared to $21.1 million, or $0.40 per diluted share, for the third quarter 2016.

Cash and cash equivalents were approximately $62.2 million at September 30, 2017.

Updated Full Year Guidance for 2017

The Company updated its full year 2017 financial guidance to reflect third-quarter results, the continued impact of Hurricane Maria in Puerto Rico in the fourth quarter and anticipated lower U.S. procedural volumes continuing into the fourth quarter.

		2017 Guidance
		Prior [1]		Current [1]
	(in Million's; except %'s and EPS)	GAAP	Non-GAAP	GAAP	Non-GAAP
	Revenue	$1,065	$1,065	$1,030	$1,030
	% Growth - Reported	10.7%	10.7%	7.1%	7.1%
	% Growth - Constant Currency [2]		11.1%		7.2%
	Operating margin	12.4%	17.1%	11.5%	16.6%
	Earnings per share	$1.13	$2.00	$1.37	$1.91
	EBITDA	23.6%	26.7%	23.3%	25.9%
	Tax Rate	~33%	~35%	~7%	~34%

[1]	Prior guidance provided July 27, 2017. Current guidance reflects guidance provided October 24, 2017.
[2]	Constant currency is a measure that adjusts US GAAP revenue for the impact of currency over the same period in the prior year.

•

Revenue of approximately $1,030.0 million for 2017, which now includes approximately $2 million in year-over-year currency headwinds, and reflects 7.1% growth on a reported basis and 7.2% growth on a constant currency basis compared to revenue of $962.0 million for 2016; versus a prior expectation of $1,065.0 million for 2017;

•	Non-GAAP diluted earnings per share of approximately $1.91, compared with the prior expectation of $2.00, compared to non-GAAP diluted earnings per share of $1.66 for 2016;
•	Non-GAAP operating profit margin of approximately 16.6%, compared with the prior expectation of 17.1%, compared to non-GAAP diluted operating profit margin of 16.1% for 2016;
•	Adjusted EBITDA margin of approximately 25.9% for 2017; compared with the prior expectation of approximately 26.7% for 2017, compared to 25.2% for 2016; and
•	Non-GAAP effective tax expense rate of approximately 34%; slight improvement from prior expectation of approximately 35% for 2017.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance
			2017 Guidance [1]
		2016 Actuals	Prior [2,3]	Current [2,4]
	GAAP net income per share	$0.69	$1.13	$1.37
	Impact of change to diluted share count	0.02	0.09	0.07
	GAAP net income per share, adjusted to diluted Non-GAAP share count	$0.71	$1.22	$1.44
	Litigation liability	(0.83)	-	0.01
	Business transition costs [5]	0.35	0.05	0.04
	Non-cash interest expense on convertible notes	0.38	0.33	0.33
	Non-cash purchase accounting adjustments on acquisitions [6]	0.28	-	0.01
	Loss on repurchase of convertible notes	0.37	-	-
	Amortization of intangible assets [7]	0.78	0.88	0.92
	Tax effect of adjustments [8]	(0.38)	(0.48)	(0.85)
	Non-GAAP earnings per share	$1.66	$2.00	$1.91

	GAAP Weighted shares outstanding - basic	50,077	50,864	50,867
	GAAP Weighted shares outstanding - diluted	54,102	56,617	55,237
	Non-GAAP Weighted shares outstanding - diluted [9]	51,981	52,738	52,390

[1]	Items may not foot due to rounding.
[2]	Prior guidance provided July 27, 2017. Current guidance reflects guidance provided October 24, 2017.
[3]	Effective tax expense rate of ~33% applied to GAAP earnings and ~35% applied to Non-GAAP earnings.
[4]	Effective tax expense rate of ~7% applied to GAAP earnings and ~34% applied to Non-GAAP earnings.
[5]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[6]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[7]	Excludes the amortization associated with non-controlling interest.
[8]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~34% on a non-GAAP basis.

[9]	Excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Reconciliation of Non-GAAP Operating Margin %

			2017 Guidance [1]
	(in thousands, except %)	2016 Actuals	Prior [2]	Current [2]
	Non-GAAP Gross Margin % [A]	76.6%	75.6%	74.2%
	Non-cash purchase accounting adjustments on acquisitions [3]	(1.5%)	0.0%	(0.1%)
	GAAP Gross Margin [B]	75.0%	75.6%	74.2%

	GAAP & Non-GAAP Sales, Marketing & Administrative Expense [C]	55.5%	53.5%	52.7%

	Non-GAAP Research & Development Expense [D]	5.0%	5.0%	5.0%
	In-process research & development	0.0%	0.0%	0.0%
	GAAP Research & Development Expense [E]	5.0%	5.0%	5.0%

	Litigation liability [F]	(4.5%)	0.0%	0.1%
	Amortization of intangible assets [G] [4]	4.4%	4.5%	4.8%
	Business transition costs [H] [5]	1.9%	0.2%	0.2%

	Non-GAAP Operating Margin % [A - C - D]	16.1%	17.1%	16.6%

	GAAP Operating Margin % [B - C - E - F - G - H]	12.8%	12.4%	11.5%

[1]	Items may not foot due to rounding.
[2]	Prior guidance provided July 27, 2017. Current guidance reflects guidance provided October 24, 2017.
[3]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[4]	Excludes the amortization associated with non-controlling interest.
[5]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

Reconciliation of EBITDA %

			2017 Guidance [1]
	(in thousands, except %)	2016 Actuals	Prior [2]	Current [2]
	Net Income / (Loss)	3.9%	6.0%	7.3%
	Interest (income) / expense, net [3]	6.1%	3.6%	3.7%
	Provision for income taxes	3.0%	2.9%	0.5%
	Depreciation and amortization [4]	10.5%	11.0%	11.8%
	EBITDA	23.5%	23.6%	23.3%
	Non-cash stock based compensation	2.8%	3.0%	2.3%
	Business transition costs [5]	1.9%	0.2%	0.2%
	Non-cash purchase accounting adjustments on acquisitions [6]	1.5%	0.0%	0.1%
	In-process research & development	0.0%	0.0%	0.0%
	Litigation liability	(4.5%)	0.0%	0.1%
	Adjusted EBITDA	25.2%	26.7%	25.9%

[1]	Items may not foot due to rounding.
[2]	Prior guidance provided July 27, 2017. Current guidance reflects guidance provided October 24, 2017.
[3]	Interest (income) / expense, net for the quarter and year ended December 31, 2016 includes loss on extinguishment of debt for $1.6 million and $19.1 million, respectively.
[4]	Excludes the amortization associated with non-controlling interest.
[5]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[6]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, non-cash purchase accounting adjustments on acquisitions, business transition costs, CEO transition related costs, certain litigation charges, significant one-time items, non-cash interest expense and/or losses on repurchase of convertible notes, and the impact from taxes related to these items, including those taxes that would have occurred in lieu of these items. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations.  The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers.

The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, non-cash purchase accounting adjustments on acquisition, business transition costs, CEO transition related costs, certain litigation charges, and other significant one-time items. Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

	Reconciliation of Third Quarter 2017 Results
	GAAP Net Income per Share to Non-GAAP Earnings per Share

	(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
	GAAP net income	$33,617	$0.64

	Business transition costs [1]	345
	Non-cash purchase accounting adjustments on acquisitions [2]	136
	Litigation liability	750
	Non-cash interest expense on convertible notes	3,980
	Amortization of intangible assets [3]	11,307
	Tax effect of adjustments [4]	(23,413)
	Adjustments to GAAP net income	(6,895)
	Non-GAAP earnings	$26,722	$0.52

	GAAP weighted shares outstanding - diluted		52,794
	Non-GAAP weighted shares outstanding - diluted [5]		51,751

[1]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]	Excludes the amortization associated with non-controlling interest.
[4]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~34% on a non-GAAP basis.

[5]	Excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	Reconciliation of Year To Date 2017 Results
	GAAP Net Income per Share to Non-GAAP Earnings per Share

	(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
	GAAP net income	$59,046	$1.05

	Business transition costs [1]	1,769
	Non-cash purchase accounting adjustments on acquisitions [2]	136
	Litigation liability	750
	Non-cash interest expense on convertible notes	13,244
	Amortization of intangible assets [3]	34,073
	Tax effect of adjustments [4]	(38,197)
	Adjustments to GAAP net income	11,775
	Non-GAAP earnings	$70,821	$1.35

	GAAP weighted shares outstanding - diluted		56,304
	Non-GAAP weighted shares outstanding - diluted [5]		52,507

[1]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]	Excludes the amortization associated with non-controlling interest.
[4]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~34% on a non-GAAP basis.

[5]	Excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	Reconciliation of Third Quarter and Nine Months 2017 Results
	GAAP net income to Adjusted EBITDA

		Three months ended	Nine months ended
	(in thousands, except per share data)	September 30, 2017	September 30, 2017
	GAAP net income	$33,617	$59,046
	Interest (income) / expense, net	8,819	28,425
	Provision for income taxes	(11,540)	(2,971)
	Depreciation and amortization [1]	29,858	87,872
	EBITDA	$60,754	$172,372
	Business transition costs [2]	345	1,769
	Non-cash purchase accounting adjustments on acquisitions [3]	136	136
	Litigation liability	750	750
	Non-cash stock based compensation	(427)	14,984
	Adjusted EBITDA	$61,558	$190,011
	As a percentage of revenue	24.9%	25.1%

[1]	Excludes the amortization associated with non-controlling interest.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the third quarter 2017. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company's website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive's website through November 21, 2017. In addition, a telephone replay of the call will be available until October 31, 2017. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13671687.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally invasive, procedurally-integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company’s portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With $962 million in revenues (2016), NuVasive has an approximate 2,300 person workforce in more than 40 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results from the third quarter 2017, as well as projections for 2017 financial guidance and longer-term financial performance goals. The Company’s projections for 2017 financial guidance and longer-term financial performance goals represent current estimates, including initial estimates of the potential benefits, synergies and cost savings associated with acquisitions, which are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; the risk that acquisitions will not be integrated successfully or that the benefits and synergies from the acquisition may not be fully realized or may take longer to realize than expected; and those other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov.The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2017	2016	2017	2016
Revenue	$247,431	$239,649	$757,868	$690,963
Cost of goods sold (excluding below amortization of intangible assets)	65,583	59,196	193,617	173,167
Gross profit	181,848	180,453	564,251	517,796
Operating expenses:
Sales, marketing and administrative	125,800	131,886	405,411	391,211
Research and development	12,720	12,516	37,706	35,016
Amortization of intangible assets	11,630	11,438	35,040	29,912
Litigation liability (gain)	750	—	750	(43,310)
Business transition costs	345	3,451	1,769	11,514
Total operating expenses	151,245	159,291	480,676	424,343
Interest and other expense, net:
Interest income	79	190	355	924
Interest expense	(8,898)	(10,979)	(28,780)	(29,988)
Loss on repurchases of convertible notes	—	—	—	(17,444)
Other expense, net	(139)	94	(382)	(102)
Total interest and other expense, net	(8,958)	(10,695)	(28,807)	(46,610)
Income before income taxes	21,645	10,467	54,768	46,843
Income tax expense	11,540	(6,972)	2,971	(17,383)
Consolidated net income	$33,185	$3,495	$57,739	$29,460
Add back net loss attributable to non-controlling interest	$(432)	$(431)	$(1,307)	$(1,311)
Net income attributable to NuVasive, Inc.	$33,617	$3,926	$59,046	$30,771

Net income per share attributable to NuVasive, Inc.:
Basic	$0.66	$0.08	$1.16	$0.62
Diluted	$0.64	$0.07	$1.05	$0.58
Weighted average shares outstanding:
Basic	50,747	50,264	50,799	49,970
Diluted	52,794	55,782	56,304	53,498

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par values and share amounts)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,200	$153,643
Restricted cash and investments	2,402	—
Accounts receivable, net of allowances of $10,708 and $8,912, respectively	187,247	171,595
Inventory, net	249,003	208,249
Prepaid income taxes	19,817	31,926
Prepaid expenses and other current assets	9,184	10,030
Total current assets	529,853	575,443
Property and equipment, net	220,809	181,524
Intangible assets, net	294,445	291,143
Goodwill	538,310	485,685
Deferred tax assets	6,093	5,810
Restricted cash and investments	4,946	7,405
Other assets	34,460	23,794
Total assets	$1,628,916	$1,570,804
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$73,552	$77,585
Contingent consideration liabilities	19,275	49,742
Accrued payroll and related expenses	51,965	51,000
Income tax liabilities	857	2,469
Short-term borrowings	40,000	—
Senior convertible notes	—	61,701
Total current liabilities	185,649	242,497
Long-term senior convertible notes	578,192	564,412
Deferred and income tax liabilities, non-current	29,667	18,607
Other long-term liabilities	75,213	44,764
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at September 30, 2017 and December 31, 2016, 55,959,798 and 55,184,660 issued and outstanding at September 30, 2017 and December 31, 2016, respectively	60	55
Additional paid-in capital	1,347,482	1,010,238
Accumulated other comprehensive loss	(6,855)	(10,631)
Accumulated deficit	(19,460)	(66,859)
Treasury stock at cost; 4,992,333 shares and 4,758,828 shares at September 30, 2017 and December 31, 2016, respectively	(565,313)	(237,867)
Total NuVasive, Inc. stockholders’ equity	755,914	694,936
Non-controlling interest	4,281	5,588
Total equity	760,195	700,524
Total liabilities and equity	$1,628,916	$1,570,804

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
(unaudited)	2017	2016
Operating activities:
Consolidated net income	$57,739	$29,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88,922	73,765
Loss on repurchases of convertible notes	—	17,444
Amortization of non-cash interest	15,676	16,906
Stock-based compensation	14,984	19,645
Reserves on current assets	1,741	9,027
Other non-cash adjustments	11,029	11,369
Deferred income taxes	(3,705)	24,810
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(14,796)	(3,038)
Inventory	(36,180)	(22,423)
Prepaid expenses and other current assets	226	(3,457)
Contingent consideration liabilities	(11,200)	—
Accounts payable and accrued liabilities	(5,857)	5,854
Litigation liability	1,000	(88,450)
Accrued payroll and related expenses	502	(1,670)
Income taxes	(1,195)	6,778
Net cash provided by operating activities	118,886	96,020
Investing activities:
Acquisition of Ellipse Technologies, net of cash acquired	—	(380,080)
Other acquisitions and investments	(62,371)	(108,150)
Purchases of intangible assets	(2,270)	(5,918)
Purchases of property and equipment	(97,030)	(73,882)
Purchases of marketable securities	—	(128,956)
Proceeds from sales of marketable securities	—	407,032
Net cash used in investing activities	(161,671)	(289,954)
Financing activities:
Proceeds from the issuance of common stock	5,517	6,668
Purchase of treasury stock	(11,709)	(24,441)
Payment of contingent consideration	(18,800)	—
Proceeds from issuance of convertible debt, net of issuance costs	—	634,140
Proceeds from sale of warrants	—	44,850
Purchase of convertible note hedge	—	(111,150)
Repurchases of convertible notes	(63,317)	(343,835)
Proceeds from revolving line of credit	60,000	50,000
Repayments on revolving line of credit	(20,000)	(50,000)
Other financing activities	(2,316)	(1,701)
Net cash (used in) provided by financing activities	(50,625)	204,531
Effect of exchange rate changes on cash	1,967	882
(Decrease) increase in cash and cash equivalents	(91,443)	11,479
Cash and cash equivalents at beginning of period	153,643	192,339
Cash and cash equivalents at end of period	$62,200	$203,818

Investor Contact:
Suzanne Hatcher
NuVasive, Inc.
1-858-458-2240
investorrelations@nuvasive.com

Media Contact:
Stefanie Mazer
NuVasive, Inc.
1-858-320-5243
media@nuvasive.com